                                                                    EXHIBIT 4.4




          ATHEROGENICS, INC., a Georgia corporation (the "Company"),

                                      and

       AMERICAN STOCK TRANSFER & TRUST COMPANY, a New York corporation, as Rights Agent



                     Reload Common Stock Rights Agreement

                         Dated as of November 9, 2001




                      Patent pending. All rights reserved
                  William J. Carney and Leonard A. Silverstein


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                               TABLE OF CONTENTS


                                                                                                              PAGE


Section 1.        Certain Definitions............................................................................1

Section 2.        Appointment of Rights Agent....................................................................9

Section 3.        Issue of Rights Certificates...................................................................9

Section 4.        Form of Rights Certificates...................................................................13

Section 5.        Countersignature and Registration.............................................................14

Section 6.        Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed,
                  Lost or Stolen Rights Certificates............................................................14

Section 7.        Exercise of Rights; Purchase Price; Expiration Date of Rights.................................15

Section 8.        Cancellation and Destruction of Rights Certificates...........................................18

Section 9.        Reservation and Availability of Capital Stock.................................................18

Section 10.       Common Stock Record Date......................................................................20

Section 11.       Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights...................20

Section 12.       Certificate of Adjusted Number of Shares......................................................27

Section 13.       Consolidation, Merger, Share Exchange or Sale or Transfer of Assets or Earning Power..........27

Section 14.       Fractional Rights and Fractional Shares.......................................................30

Section 15.       Rights of Action..............................................................................31

Section 16.       Agreement of Rights Holders...................................................................32

Section 17.       Rights Certificate Holder Not Deemed a Shareholder............................................32

Section 18.       Concerning the Rights Agent...................................................................33

Section 19.       Merger or Consolidation or Change of Name of Rights Agent.....................................33

Section 20.       Duties of Rights Agent........................................................................34

Section 21.       Change of Rights Agent........................................................................36

Section 22.       Issuance of New Rights Certificates...........................................................37

Section 23.       Redemption and Termination....................................................................37

Section 24.       Exchange......................................................................................38

Section 25.       Notice of Certain Events......................................................................39

Section 26.       Notices.......................................................................................40

Section 27.       Supplements and Amendments....................................................................41

Section 28.       Successors....................................................................................42

Section 29.       Determinations and Actions by the Board of Directors, etc.....................................42

Section 30.       Benefits of this Agreement....................................................................43

Section 31.       Severability..................................................................................43

Section 32.       Governing Law.................................................................................43

Section 33.       Counterparts..................................................................................44

Section 34.       Descriptive Headings..........................................................................44

                                RIGHTS AGREEMENT


         RIGHTS AGREEMENT, dated as of November 9, 2001 (the "Agreement"), between ATHEROGENICS, INC., a Georgia corporation (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, a New York corporation (the "Rights Agent").

                                  WITNESSETH

         WHEREAS, on November 9, 2001 (the "Rights Dividend Declaration Date"), the Board of Directors of the Company authorized and declared a dividend distribution of one Right for each share of Common Stock of the Company outstanding at the Close of Business on November 19, 2001 (the "Record Date"), and has authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11(m) hereof), which includes one Initial Right and Subsequent Rights (as provided herein), for each share of Common Stock of the Company issued and outstanding between the Record Date (whether originally issued or delivered from the Company's treasury) and a Subsequent Distribution Date pursuant to the terms hereof. The dividend payment date shall be November 20, 2001.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         SECTION 1.        CERTAIN DEFINITIONS.

         For purposes of this Agreement, the following terms have the meanings indicated:

                  (a)      "Acquiring Person" shall mean:

                           (i) for purposes of all matters relating to the Initial Rights, any Person (as such term is hereinafter defined) who or which shall become, after the Rights Dividend Declaration Date, the Beneficial Owner of 15% or more of the shares of Common Stock (as such term is hereinafter defined) then outstanding; and

                           (ii) for purposes of all matters relating to Subsequent Rights (as such term is hereinafter defined), any Person who or which shall become, following a Previous Stock Acquisition Date (as such term is hereinafter defined), the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding;

but, for purposes of clauses (i) and (ii) of this Section 1(a), "Acquiring Person" shall not include an Exempt Person (as such term is hereinafter defined), or any Person who or which is the Beneficial Owner of 17% or more of the shares of Common Stock of the Company outstanding as of the Rights Dividend Declaration Date (a "Grandfathering Shareholder"); provided however, that any Person who or which is the Beneficial Owner of 17% or more of the shares of Common Stock outstanding as of the Rights Dividend Declaration Date and who becomes the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding shall be deemed an Acquiring Person. Notwithstanding the foregoing, no Person shall become an Acquiring Person solely as the result of an acquisition of shares of Common Stock by the Company or a recapitalization which, by reducing the number of shares of Common Stock outstanding, increases the proportionate number of shares Beneficially Owned by such Person; provided, however, that such Person shall be deemed to be an Acquiring Person if such Person shall become the Beneficial Owner of additional shares equal to or more than 1% of the then outstanding number of shares of Common Stock or, in the case of a Grandfathering Shareholder, additional shares equal to or more than 1% of the then outstanding number of shares of Common Stock. A Person's status as an Acquiring Person or a Grandfathering Shareholder shall terminate upon such Person's ceasing to be the Beneficial Owner of 15% or more of the then outstanding Common Stock, whether from a sale or other disposition to Persons not Affiliates or Associates (as each such term is hereinafter defined), the exercise of Rights or the exercise or conversion of other securities of the Company to purchase Common Stock.

                  (b) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act (as hereinafter defined), as amended and in effect on the date of this Agreement.

                  (c)      "Associate" shall mean:

                           (i) any corporation or organization, or parent or subsidiary of such corporation or organization, of which a Person is an officer, director or partner or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities;

                           (ii) any trust or other estate in which a Person has a beneficial interest of 10% or more or as to which such Person serves as trustee or in a similar fiduciary capacity; and

                           (iii) any brother or sister (whether by whole or half blood), ancestor, lineal descendant or spouse of a Person, or any such relative of such spouse, who has the same home as such person.

                  (d) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "Beneficially Own," any securities:

                           (i) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own:"

                                    (A)      securities acquired by
                           participation in good faith in a firm commitment underwriting by a Person engaged in business as an underwriter of securities until the expiration of forty days after the date of such acquisition, or securities which such Person or any of such Person's

                           Affiliates or Associates has the right to acquire pursuant to customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities, or

                                    (B)      securities tendered pursuant to a
                           tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, or

                                    (C)      securities issuable upon exercise
                           of Rights at any time prior to the time a Person becomes an Acquiring Person (as defined in this section), or

                                    (D)      securities issuable upon exercise
                           of Rights from and after the time a Person becomes an Acquiring Person which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the respective Distribution Dates (as hereinafter defined) or pursuant to
                           Section 3(a) and (b) or Section 22 hereof or pursuant to Section 11(f) hereof in connection with an adjustment made with respect to any Rights; or

                           (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "Beneficial Ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act (as hereinafter defined)), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own," any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding:

                                    (A)      arises solely from a revocable
                           proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act (as hereinafter defined), and

                                    (B)      would not also then be reportable
                           by such Person on Schedule 13D or Schedule 13G under the Exchange Act (as hereinafter defined) (or any comparable or successor report) if the Common Stock were then registered under Section 12 of the Exchange Act; or

                           (iii) which are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to clause (ii) of this Section 1(d)) or disposing of any voting securities of the Company.

                  (e) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of Georgia, or the State in which the principal office of the Rights Agent is located, are authorized or obligated by law or executive order to close.

                  (f) "Close of Business" on any given date shall mean 5:00 p.m., Atlanta, Georgia time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., Atlanta, Georgia time, on the next succeeding Business Day.

                  (g) "Common Stock", when used with reference to the Company, shall mean the common stock, no par value, of the Company, except that "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest of such Person having the power to control or direct the management, of such Person or, if such other Person is a subsidiary of another Person, the Person or Persons which ultimately control such first mentioned Person.

                  (h) "Common Stock Equivalents" shall mean preferred stock or other equity securities of the Company, including, without limitation, shares, or units of shares, of preferred stock which the Board of Directors of the Company has deemed to have substantially the same value as shares of Common Stock.

                  (i) "Current Market Price" per share of Common Stock on any date shall mean the average of the daily closing prices per share of such Common Stock for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the Current Market Price per share of the Common Stock is determined during a period:

                           (i) following the announcement by the issuer of such Common Stock of:

                                    (A)      a dividend or distribution on such
                           Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights), or

                                    (B)      any subdivision, combination or
                           reclassification of such Common Stock; and

                           (ii) prior to the expiration of the requisite thirty (30) Trading Day period, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification;

then, and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading. The closing price (the "Closing Price") for each Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, last quoted price or, with respect to securities listed or admitted to trading on an interdealer quotation system or other organized trading market or exchange on which such securities are listed or traded or, if the shares of Common Stock are not listed or admitted to trading on an interdealer quotation system or other organized trading market or exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASDAQ or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used. If the Common Stock is not publicly held or not so listed or traded, Current Market Price per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                  (j) "Distribution Date" shall mean the Initial Distribution Date (as hereinafter defined) and/or a Subsequent Distribution Date (as hereinafter defined), as the case may be.

                  (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (l) "Exempt Person" shall mean the Company, any Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity or trustee holding Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company.

                  (m) "Expiration Date" shall mean the earlier of the time at which the Rights are redeemed as provided in Section 23 hereof or the "Final Expiration Date" (as hereinafter defined in this section).

                  (n) "Final Expiration Date" shall mean the Close of Business on November 8, 2011.

                  (o) "Initial Distribution Date" shall mean the earlier of:

                           (i) the Close of Business on the tenth Business Day after the Initial Stock Acquisition Date (as hereinafter defined in this section) (or, if the tenth Business Day after the first Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date); or

                           (ii) the Close of Business on the tenth Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of commencement by any Person (other than an Exempt Person) of, or of the first public announcement of the intention of such Person (other than an Exempt Person) to commence, a tender or exchange offer, if upon consummation thereof, such Person would become an Acquiring Person.

                  (p)      "Initial Rights" shall have the meaning set forth in
Section 3(b) hereof.

                  (q) "Initial Rights Certificates" shall have the meaning set forth in Section 3(b) hereof.

                  (r) "Initial Stock Acquisition Date" shall mean the first Stock Acquisition Date occurring after the Record Date.

                  (s)      "NASDAQ" shall mean the Nasdaq Stock Market, Inc.

                  (t) "Person" shall mean any individual, firm, corporation, partnership, limited partnership, limited liability company, limited liability partnership, or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  (u) "Previous Distribution Date" shall mean the latest of the Initial Distribution Date or a Subsequent Distribution Date occurring before the date in question.

                  (v) "Previous Rights" shall mean Rights distributed upon a Distribution Date (whether Initial Rights or Subsequent Rights), that occurred prior to the occurrence of a Subsequent Stock Acquisition Date (as hereinafter defined).

                  (w) "Previous Rights Certificates" shall mean Rights Certificates evidencing Previous Rights.

                  (x) "Previous Stock Acquisition Date" shall mean a Stock Acquisition Date that occurred prior to a Subsequent Stock Acquisition Date.

                  (y)      "Principal Party" shall mean

                           (i) in the case of any transaction described in clauses (i) or (ii) of the first sentence of Section 13(a) hereof,

                                    (A)      the Person that is the issuer of
                           any securities into which shares of Common Stock of the Company are converted in such merger, consolidation, or share exchange or, if there is more than one such issuer, the issuer the shares of Common Stock of which have the greatest aggregate market value of shares outstanding, or

                                    (B)      if no securities are so issued,
                           the Person that is the other party to such merger, consolidation, or share exchange, or, if there is more than one such Person, the Person the shares of Common Stock of which have the greatest aggregate market value of shares outstanding, or

                                    (C)      if the Person that is the other
                           party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives), or

                                    (D)      the Person resulting from the
                           consolidation; and

                           (ii) in the case of any transaction described in clause (iii) of the first sentence of Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such persons that is the issuer of Common Stock having the greatest aggregate market value of shares outstanding; provided, however, that in any such case described in the foregoing
                  Section 1(y)(i) or 1(y)(ii),

                                    (A)      if the Common Stock of such Person
                           is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person, and

                                    (B)      in case such Person is a
                           Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value of shares outstanding, and

                                    (C)      if such Person is owned, directly
                           or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (A) and (B) above shall apply to each of the owners having an interest in the venture as if the Person owned by the joint venture was a subsidiary of both or all of such joint venturers, and the Principal Party in each case shall bear the obligation set forth in Section 13 hereof in the same ratio as its interest in such Person bears to the total of such interests.

                  (z)      "Purchase Price" shall have the meaning set forth in
Section 11(a)(ii) hereof.

                  (aa) "Record Date" shall, with respect to the Initial Rights, mean the Close of Business on November 19, 2001. With respect to Subsequent Rights it shall mean the Subsequent Distribution Date for each set of Subsequent Rights.

                  (bb) "Redemption Price" shall have the meaning set forth in Section 23(a) hereof.

                  (cc) "Rights" shall mean the Initial Rights and Subsequent Rights.

                  (dd) "Rights Certificates" shall mean the Initial Rights Certificates and Subsequent Rights Certificates.

                  (ee) "Section 13 Event" shall mean any event described in clauses (i), (ii) or (iii) of Section 13(a) hereof.

                  (ff) "Securities Act" shall mean the Securities Act of 1933, as amended.

                  (gg) "Spread" shall have the meaning set forth in Section 11(b)(ii)(A) hereof.

                  (hh)     "Stock Acquisition Date" shall mean the earlier of
(i) the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to
Section 13(d) or 13(g) under the Exchange Act) by an Acquiring Person that an Acquiring Person has become such or (ii) such earlier date on which a majority of the Board of Directors first learns that an Acquiring Person has become such.

                  (ii) "Subsequent Distribution Date" shall mean the earlier of:

                           (i) The Close of Business on the tenth Business Day after a Subsequent Stock Acquisition Date; or

                           (ii) The Close of Business on the tenth Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of commencement by any Person (other than an Exempt Person) of, or of the first public announcement of the intention of such Person (other than an Exempt Person) to commence, a tender or exchange offer, if upon consummation thereof, such Person would become an Acquiring Person on or after the Initial Distribution Date.

                  (jj) "Subsequent Rights" shall have the meaning set forth in Section 3(d) hereof.

                  (kk) "Subsequent Rights Certificates" shall have the meaning set forth in Section 3(d) hereof.

                  (ll)     "Subsequent Stock Acquisition Date" shall mean:

                           (i) any Stock Acquisition Date occurring after the Initial Stock Acquisition Date; and

                           (ii) any date upon which an Acquiring Person becomes the Beneficial Owner of an additional number of shares of Common Stock that exceeds the number of shares of Common Stock Beneficially Owned on the Previous Stock

                  Acquisition Date by an amount equal to 10% or more of the then outstanding shares of Common Stock.

                  (mm) "Subsidiary" shall mean, with reference to any Person, any corporation of which an amount of voting securities sufficient to elect at least a majority of the directors of such corporation is Beneficially Owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

                  (nn) "Substitution Period" shall have the meaning set forth in Section 11(b) hereof.

                  (oo) "Summary of Rights" shall have the meaning set forth in Section 3(g) hereof.

                  (pp) "Trading Day" shall mean a day on which the principal national securities exchange or automated quotation system on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business during normal trading hours (excluding aftermarket trading) or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange or automated quotation system, a Business Day.

         SECTION 2.        APPOINTMENT OF RIGHTS AGENT.

         The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Initial Distribution Date also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents or successor Rights Agent(s) as it may deem necessary or desirable.

         SECTION 3.        ISSUE OF RIGHTS CERTIFICATES.

                  (a)      Until the Initial Distribution Date:

                           (i) the Initial Rights will be evidenced (subject to the provisions of paragraphs (g), (h) and (i) of this Section 3) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates; and

                           (ii) the Initial Rights will be transferable only in connection with the transfer of the shares of Common Stock to which the Rights attach (including a transfer to the Company).

                  (b) As soon as practicable after the Initial Distribution Date, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Initial Distribution Date, at the address of such holder shown on the records of the Company, one or more rights certificates, in substantially the form of Exhibit A hereto (the "Initial Rights Certificates"), evidencing one Right to purchase eight shares of Common Stock for each share of Common Stock so held, subject to adjustment as provided herein (the "Initial Rights"). In the event that an adjustment in the number of Initial Rights per share of Common Stock has been made pursuant to Section 11(f) hereof, at the time of distribution of the Initial Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Initial Rights Certificates representing only whole numbers of Initial Rights are distributed and cash is paid in lieu of any fractional Initial Rights. As of and after the Initial Distribution Date, the Initial Rights will be evidenced solely by such Initial Rights Certificates.

                  (c)      Until a Subsequent Distribution Date:

                           (i)      Subsequent Rights will be evidenced
                  (subject to the provisions of paragraphs (g), (h) and (i) of this Section 3):

                                    (A)      by the certificates for the Common
                           Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Subsequent Rights) and not by separate certificates, and

                                    (B)      By Previous Rights Certificates,
                           with respect to those Previous Rights that remain unexercised as of the Close of Business on a Subsequent Distribution Date; and

                           (ii) Subsequent Rights will be transferable only in connection with the transfer of the shares of Common Stock to which the Subsequent Rights attach or with the transfer of Previous Rights Certificates that remain unexercised (including, in either event, a transfer to the Company).

                  (d) As soon as practicable after a Subsequent Distribution Date, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of the Common Stock and each record holder of Previous Rights that remain unexercised as of the Close of Business on a Subsequent Distribution Date, at the address of each such holder shown on the records of the Company, one or more rights certificates (the "Subsequent Rights Certificates"), evidencing one Right to purchase eight shares of Common Stock for each share of Common Stock so held and one Right to purchase eight shares of Common Stock for each share of Common Stock issuable upon exercise of the unexercised Previous Rights, subject to adjustment as provided herein (the "Subsequent Rights"). Subsequent Rights Certificates:

                           (i) shall, in the case of Subsequent Rights Certificates issued with respect to issued and outstanding shares of Common Stock, be substantially in the form of Exhibit B hereto; and

                           (ii) shall, in the case of Subsequent Rights Certificates issued with respect to outstanding and unexercised Previous Rights represented by Previous Rights Certificates, be substantially in the form of Exhibit B hereto, and shall indicate that such rights may not be exercised until the Previous Rights with respect to which they are issued have first been exercised, or have been exercised concurrently with the newly distributed Subsequent Rights Certificate.

                  (e) In the event that a holder of a Rights Certificate exercises Rights pursuant to Section 7 of this Agreement that represent, in addition to the Rights indicated in the certificate, Subsequent Rights for which no separate Subsequent Rights Certificate has been issued, the Rights Agent shall send to such exercising holder by first-class, insured, postage prepaid mail, the appropriate number and kind of Subsequent Rights Certificates representing the unexercised Subsequent Rights.

                  (f) In the event that an adjustment in the number of Subsequent Rights per share of Common Stock has been made pursuant to Section 11(f) hereof, at the time of distribution of Subsequent Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Subsequent Rights Certificates representing only whole numbers of Subsequent Rights are distributed and cash is paid in lieu of any fractional Subsequent Rights. As of and after a Subsequent Distribution Date, Subsequent Rights will be evidenced solely by such Subsequent Rights Certificates.

                  (g) As promptly as practicable following the Record Date, the Company will send a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit C (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for the Common Stock outstanding as of the Record Date, until the Initial Distribution Date in the case of the Initial Rights, the Rights will be evidenced by such certificates for the Common Stock and the registered holders of the Common Stock shall also be the registered holders of the associated Rights. With respect to Subsequent Rights, until the Subsequent Distribution Date the Subsequent Rights will be evidenced by such certificates of Common Stock, and, in addition, will be represented by Previous Rights Certificates that remain unexercised, and the registered holders of the Common Stock and the Previous Rights Certificates, as the case may be, shall also be the registered holders of the associated Rights. Until the earlier of the Initial Distribution Date or the Expiration Date in the case of the Initial Rights and a Subsequent Distribution Date or the Expiration Date in the case of Subsequent Rights, the transfer of any certificates representing shares of Common Stock in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such shares of Common Stock, and the transfer of Previous Rights Certificates that have not been exercised shall also constitute the transfer of the Subsequent Rights associated with such Previous Rights Certificates.

                  (h) Initial Rights shall be issued in respect of all shares of Common Stock which are issued after the Record Date but prior to the earlier of the Initial Distribution Date or the Expiration Date. Subsequent Rights shall be issued:

                           (i) in respect of all shares of Common Stock which are issued after the Record Date but prior to the earlier of the Subsequent Distribution Date with respect to such Rights or the Expiration Date; and

                           (ii)     in respect of all outstanding and
                  unexercised Previous Rights represented by Previous Rights Certificates.

                  (i)      (i)      Certificates representing shares of Common
Stock issued after the Record Date and before the Expiration Date shall also be deemed to be certificates for Rights. Rights Certificates issued after any Distribution Date and before the Expiration Date shall also be deemed Certificates for Subsequent Rights. The certificates representing shares of Common Stock and the Rights Certificates shall bear a legend in substantially the following form:

                  This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between AtheroGenics, Inc. (the "Company") and American Stock Transfer & Trust Company (the "Rights Agent") dated as of November 9, 2001 as amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of AtheroGenics. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. AtheroGenics will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person, or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

                           (ii) With respect to certificates for Common Stock containing the substantially foregoing legend, until the earlier of:

                                    (A)      the Initial Distribution Date in
                           the case of the Initial Rights and a Subsequent Distribution Date in the case of Subsequent Rights, or

                                    (B)      the Expiration Date,

the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

                           (iii) With respect to such Subsequent Rights Certificates containing the substantially foregoing legend, until the earlier of:

                                    (A)      A Subsequent Distribution Date, or

                                    (B)      the Expiration Date,
the Subsequent Rights associated with the Rights Certificates shall be evidenced by such certificates alone and registered holders of Rights Certificates shall also be the registered holders of the associated Subsequent Rights, and the transfer of any of such Rights Certificates shall also constitute the transfer of the Subsequent Rights associated with the Rights Certificates.

         SECTION 4.        FORM OF RIGHTS CERTIFICATES.

                  (a) The Initial Rights Certificates and Subsequent Rights Certificates to be issued to holders of Previous Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth hereto in Exhibit A and Exhibit B, respectively, and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or of NASDAQ or other system then in use, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the respective Rights Certificates, whenever distributed, shall be dated as of the record date applicable thereto and on their face shall entitle the holders thereof to purchase such number of shares of Common Stock as shall be set forth therein at the Purchase Price determined in accordance with Section 11(a)(ii) hereof, but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

                  (b) Any Rights Certificate issued pursuant to Section 3(a), Section 3(b) or Section 22 hereof that represents Rights Beneficially Owned by any Person known to be:

                           (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person;

                           (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such; or

                           (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either:

                                    (A)      a transfer (whether or not for
                           consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights, or

                                    (B)      a transfer which the Board of
                           Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend, modified as applicable to such Person:

                  The Rights represented by this Rights Certificate are or were Beneficially Owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of such Rights Agreement.

         SECTION 5.        COUNTERSIGNATURE AND REGISTRATION.

                  (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such Person was not such an officer.

                  (b) Following the respective Distribution Dates, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

         SECTION 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHTS CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHTS CERTIFICATES.

                  (a) Subject to the provisions of Section 4(b), Section 7(e) and Section 14 hereof, at any time after the Close of Business on the respective Distribution Dates, and prior to the Close of Business on the Expiration Date, any Rights Certificate or Rights Certificates issued following the respective Distribution Dates (other than Rights Certificates that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Rights Certificate or Rights Certificates, entitling the registered holder to purchase a like number of shares of Common Stock (or, pursuant to Section 11(b) hereof, other securities, cash or other assets, as the case may be) as the Rights Certificate or Rights Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Rights Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e) and Section 14 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

                  (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

         SECTION 7.        EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE
OF RIGHTS.

                  (a) Subject to Sections 7(e) and 11(a)(ii), hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(b) and
Section 23(a) hereof) in whole or in part at any time following the Close of Business on the tenth Business Day after the Initial Stock Acquisition Date in the case of the Initial Rights and following the Close of Business on the tenth Business Day after a Subsequent Stock Acquisition Date in the case of Subsequent Rights upon surrender of the respective Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of shares (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the Expiration Date.

                  (b) The Purchase Price for each share of Common Stock pursuant to the exercise of a Right shall be determined in the manner provided in Section 11(a)(ii) hereof and shall be payable in accordance with paragraph
(c) below.

                  (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate on the reverse side thereof duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per share of Common Stock (or other shares, securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax, the Rights Agent shall, subject to Section 20(j) hereof, thereupon promptly

                           (i)      (A)      requisition from any transfer
                  agent of the shares of Common Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of shares of Common Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests; or

                                    (B)      if the Company shall have elected
                           to deposit the total number of shares of Common Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of shares of Common Stock as are to be purchased (in which case certificates for the shares of Common Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request;

                           (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof;

                           (iii) requisition from the Company the amount of other securities, cash or assets to be paid in lieu of shares of Common Stock pursuant to an adjustment required under
                  Section 11(b) hereof;

                           (iv) requisition from the Company any Subsequent Rights Certificates representing Subsequent Rights represented by the surrendered Previous Rights Certificate by reason of the occurrence of a Subsequent Distribution Date, in accordance with Section 3 hereof;

                           (v)      after receipt of such certificates,
                  depositary receipts, other securities, cash or assets, cause the same to be delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder; and

                           (vi) after receipt thereof, deliver such cash, if any, to, or upon the order of, the registered holder of such Rights Certificate.

         The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(b) hereof) shall be made in cash or by certified bank check, bank draft or money order payable to the order of the Company. In the event that the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Section 11(b) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

                  (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of
Section 6 and Section 14 hereof.

                  (e) Notwithstanding anything in this Agreement to the contrary, from and after the first date on which any Person becomes an Acquiring Person, any Rights Beneficially Owned by:

                           (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person;

                           (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such; or

                           (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either:

                                    (A)      a transfer (whether or not for
                           consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights, or

                                    (B)      a transfer which the Board of
                           Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this
                           Section 7(e),

shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and
Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

                  (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have:

                           (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise; and

                           (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

         SECTION 8.        CANCELLATION AND DESTRUCTION OF RIGHTS CERTIFICATES.

         All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

         SECTION 9.        RESERVATION AND AVAILABILITY OF CAPITAL STOCK.

                  (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Common Stock (and, following the determination that the number of authorized but unissued shares of Common Stock are not sufficient to permit exercise in full of the Rights in accordance with Section 11(a)(ii), and action by the Company pursuant to Section 11(b) hereof, out of its other securities or out of its authorized and issued shares held in its treasury), the number of shares of Common Stock and other securities that, as provided in this Agreement including
Section 11(b) hereof, will be sufficient to permit the exercise in full of all outstanding Rights.

                  (b) If the shares of Common Stock (and, following the occurrence of action under Section 11(b) hereof, other securities) issuable and deliverable upon the exercise of the Rights are listed on any national securities exchange or NASDAQ or other system then in use, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all securities reserved for such issuance to be listed on such exchange or NASDAQ or other system then in use upon official notice of issuance upon such exercise.

                  (c)      The Company shall use its best efforts to:

                           (i) file, as soon as practicable following the earliest date after the first occurrence of a Distribution Date on which the consideration to be delivered to the Company upon exercise of the Rights has been determined in accordance with Section 11(b) hereof, or as soon as is required by law following a Distribution Date, as the case may be, a registration statement under the Securities Act, with respect to the securities purchasable upon exercise of the Rights, on an appropriate form;

                           (ii) cause such registration statement to become effective as soon as practicable after such filing; and

                           (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of:

                                    (A)      the date as of which the Rights
                           are no longer exercisable for such securities, and

                                    (B)      the date of the expiration of the
                           Rights.

         The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities ("Blue Sky") laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed one hundred twenty
(120) days after the date set forth in clause (i) of the first sentence of this
Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and, if necessary, until a registration statement has been declared effective.

                  (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Common Stock (and, following the occurrence of a determination under Section 11(b) hereof, other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (or other securities) (subject to payment of the Purchase Price), be duly and validly authorized and issued.

                  (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for a number of shares of Common Stock (or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of shares of Common Stock (or other securities, as the case may be) in respect of a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for a number of shares of Common Stock (or any other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

         SECTION 10.       COMMON STOCK RECORD DATE.

         Each Person in whose name any certificate for a number of shares of Common Stock (or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such shares of Common Stock (or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Stock (or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Common Stock (or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

         SECTION 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER AND KIND OF SHARES OR NUMBER OF RIGHTS.

         The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                  (a)      (i)      Subject to Section 11(b) hereof, in the
event that, at any time after the Close of Business on a Distribution Date and prior to the Close of Business on the Expiration Date, the Company shall:

                                    (A)      declare or pay a dividend on the
                           Common Stock payable in shares of Common Stock,

                                    (B)      subdivide the outstanding shares
                           of Common Stock,

                                    (C)      combine the outstanding shares of
                           Common Stock into a smaller number of shares of Common Stock,

                                    (D)      issue any shares of its capital
                           stock in a reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and
                           Section 7(e) hereof,

then and in such event, the number of shares of Common Stock and the number and kind of other securities or property, as the case may be, issuable upon the exercise of a Right on such date shall be proportionately adjusted so that the holder of any Right exercised on or after such date shall be entitled to receive, upon the exercise thereof and payment of the Purchase Price, the aggregate number of shares of Common Stock and the number and kind of other securities or property, as the case may be, that, if such Right had been exercised immediately prior to such date and at a time when such Right was exercisable and the transfer books of the Company were open, such holder would have owned upon such exercise and would have been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that if prohibited by law or, in the opinion of counsel for the Company, controlling judicial decision, in no event shall the consideration to be paid upon the exercise of a Right be less than the aggregate par value of the shares of Common Stock or other securities of the Company issuable upon exercise of a Right. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

                           (ii) Subject to Section 24 of this Agreement, in the event that any Person, alone or together with its Affiliates and Associates, shall, at any time after the Record Date, become an Acquiring Person then, promptly following the occurrence of each such Stock Acquisition Date, proper provision shall be made so that each holder of a Right (except as provided below in this clause (ii) and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof, a number of shares of Common Stock equal to eight shares of Common Stock multiplied by a fraction, the numerator of which is the number of shares of Common Stock outstanding on the Initial Stock Acquisition Date, and the denominator of which is the number of shares of Common Stock outstanding on the Initial Stock Acquisition Date that are not Beneficially Owned by the Acquiring Person or its Affiliates or Associates. In the event that any Person, alone or together with its Affiliates and Associates, shall, at any time on or after the Initial Distribution Date, become an Acquiring Person then, promptly following the occurrence of each such Subsequent Stock Acquisition Date, proper provision shall be made so that each holder of a Subsequent Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof, a number of shares of Common Stock equal to eight shares of Common Stock multiplied by a fraction, the numerator of which is the number of shares of Common Stock outstanding on the Subsequent Stock Acquisition Date and the denominator of which is the number of shares of Common Stock outstanding on such Subsequent Acquisition Date that are not Beneficially Owned by the Acquiring Person or its Affiliates or Associates. The price (the "Purchase Price") for the exercise of each Right shall be an amount equal to the product of (x) 20% of the then Current Market Price per share of the Common Stock (determined pursuant to Section 1(i) hereof on the Stock Acquisition Date), multiplied by (y) the number of shares of Common Stock to be received upon exercise, as set out in this clause (ii).

                  (b) In the event that the number of shares of Common Stock which are authorized by the Company's articles of incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii) hereof following the respective Distribution Dates, the Company, in the discretion of the Board of Directors, shall either:

                           (i)      Subject to any required shareholder
                  approval, effect a reverse stock split or otherwise combine the outstanding shares of Common Stock such that, after giving effect to such reverse split or combination, the Company has a sufficient number of authorized but unissued shares of Common Stock for issuance upon exercise of outstanding and exercisable Rights; or

                           (ii)     (A)      Determine the excess of

                                             a.       the Current Market Price
                                    of the shares of Common Stock issuable upon the exercise of a Right over

                                             b.       the Purchase Price (such
                                    excess called the "Spread"), and

                                    (B)      with respect to each Right (other
                           than Rights which have become void pursuant to
                           Section 7(e) hereof), make adequate provision to substitute for such shares of Common Stock, upon payment of the applicable Purchase Price,

                                             a.       cash,

                                             b.       a reduction in the
                                    Purchase Price,

                                             c.       Common Stock Equivalents,

                                             d.       debt securities of the
                                    Company,

                                             e.       other assets, or

                                             f.       any combination of the
                                    foregoing,

having an aggregate value, when added to the value of the shares of Common Stock actually issued upon exercise of such right, equal to the Current Market Price (less the amount of any reduction in the Purchase Price), where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of a recognized investment banking firm selected by the Board of Directors of the Company; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (ii) above within thirty (30) days following the Stock Acquisition Date, then the Company shall be obligated to deliver, to the extent permitted by applicable law and any material agreements in effect to which the Company is a party, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board of Directors of the Company shall determine that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights or that the reverse stock split or other combination of outstanding shares contemplated by Section 11(b)(i) hereof could be authorized, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Stock Acquisition Date, in order that the Company may seek shareholder approval for the authorization of such additional shares or for authorization of the reverse stock split or other combination of shares (such period, as it may be extended, the "Substitution Period").

                           (iii) To the extent that the Company determines that some action need be taken pursuant to subparagraphs (i) or (ii) of this Section 11(b), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights except as expressly provided herein, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares or a reverse stock split or other combination of outstanding shares and/or to decide the appropriate form of action to be taken pursuant to such subparagraphs (i) and (ii) and to determine the value of any distribution. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of Section 11(b)(ii), the value of the shares of Common Stock shall be the Current Market Price per share of the Common Stock on the Stock Acquisition Date and the value per share or fractional value of any Common Stock Equivalent shall be deemed to have the same value as the Common Stock on such date. The Board of Directors of the Company may, but shall not be required to, establish procedures to allocate the right to receive shares of Common Stock upon the exercise of the Rights among the holders of the Rights pursuant to this Section 11(b).

                  (c) Anything herein to the contrary notwithstanding, no adjustment in the number of shares of Common Stock purchasable upon exercise of a Right pursuant to Section 11(a)(ii) hereof or in the Purchase Price or Spread pursuant to Section 11(b) hereof shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the aggregate number of shares or in the Spread or Purchase Price; provided, however, that any adjustments which by reason of this Section 11(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustments. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-hundredth of a share of Common Stock. Notwithstanding the first sentence of this Section 11(c), any adjustment required by this Section 11 shall be made no later than the earlier of:

                           (i) three (3) years from the date of the transaction which mandates such adjustment; or

                           (ii)     the Expiration Date.

                  (d)      If as a result of an adjustment made pursuant to
Section 11(b) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Sections 11(a), (b), (c), (e), (f), (i) and (j), and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Common Stock shall apply on like terms to any such other shares.

                  (e) All Rights originally issued by the Company subsequent to any adjustment made to the number of shares of Common Stock purchasable upon exercise of a Right pursuant to Section 11(a)(ii) hereof shall evidence the right to purchase the number of shares of Common Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                  (f) In the event of a reverse stock split or other combination of outstanding shares of Common Stock made subsequent to a Distribution Date, then and in such event the number of Rights shall be adjusted so that the holder of any Rights shall hold a number of Rights equal to the number of shares of Common Stock that such Rights holder would own had such Rights been distributed after completion of the reverse stock split or other combination of outstanding shares of Common Stock. The Company may elect on or after the date of any adjustment of the number of shares of Common Stock purchasable upon exercise of a Right pursuant to Section 11(a)(ii) hereof to adjust the number of Rights, in lieu of any adjustment in the number of shares of Common Stock purchasable upon the exercise of a Right. The aggregate of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of shares of Common Stock for which the aggregate of the Rights was exercisable immediately prior to such adjustment. Adjustments in Rights shall be calculated to the nearest one-hundredth of a Right, and payments shall be made in accordance with Section 3 of this Agreement. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the number of shares of Common Stock purchasable upon exercise is adjusted or any day thereafter, but if the Rights Certificates have been issued the record date shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(f), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted number of shares of Common Stock purchasable upon exercise of a Right) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

                  (g) Irrespective of any adjustment or change in the number of shares of Common Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the number of shares which were expressed in the original Rights Certificates issued hereunder.

                  (h) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the Common Stock or other shares of Common Stock Equivalents issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the

Company may validly and legally issue fully paid and nonassessable shares of Common Stock or Common Stock Equivalents at such adjusted Purchase Price. In the event that it appears that the issuance of shares of Common Stock at the Purchase Price called for herein would result in issuance of shares of Common Stock that were not validly issued, fully paid and nonassessable shares of Common Stock, the Company may issue Common Stock Equivalents or other assets in the manner provided in Section 11(b)(ii)(B) hereof.

                  (i) In any case in which this Section 11 shall require that an adjustment in the number of shares of Common Stock or other capital stock or securities of the Company, if any, issuable upon exercise of the Rights shall be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the number of shares of Common Stock purchasable upon exercise of a Right in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

                  (j) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such adjustments in the Purchase Price or number of shares of Common Stock purchasable upon exercise of a Right, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their judgment the Board of Directors of the Company shall determine to be advisable in order that any:

                           (i)      consolidation or subdivision of the Common
                  Stock;

                           (ii) issuance wholly for cash of any shares of Common Stock at less than the Current Market Price;

                           (iii) issuance wholly for cash of shares of preferred stock or other securities which by their terms are convertible into or exchangeable for shares of Common Stock;

                           (iv)     stock dividends; or

                           (v) issuance of rights, options or warrants referred to in this Section 11;

hereafter made by the Company to holders of its Common Stock shall not be taxable to such shareholders.

                  (k) The Company covenants and agrees that it shall not, at any time on or after a Distribution Date:

                           (i)      consolidate with any other Person;

                           (ii)     merge with or into any other Person;

                           (iii) engage in a share exchange with any other Person; or

                           (iv) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons, if:

                                    (A)      at the time of or immediately
                           after such consolidation, merger, share exchange, sale or transfer, there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, or

                                    (B)      prior to, simultaneously with or
                           immediately after such consolidation, merger, share exchange, sale or transfer, the shareholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

                  (l) The Company covenants and agrees that, after the Initial Distribution Date, it will not, except as permitted by Section 11(b),
Section 23 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at any time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Initial Rights or any Subsequent Rights.

                  (m) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Record Date and prior to the Initial Distribution Date in the case of the Initial Rights and prior to a Subsequent Distribution Date in the case of Subsequent Rights:

                           (i)      declare or pay any dividend on the
                  outstanding shares of Common Stock payable in shares of Common Stock;

                           (ii) subdivide the outstanding shares of Common Stock; or

                           (iii) combine the outstanding shares of Common Stock into a smaller number of shares;

then in any such case the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the respective Distribution Dates, shall remain unchanged, so that the value of the rights remaining shall represent the same proportion of the value of the Company as before. Rights associated with shares eliminated by any combination of outstanding shares of Common Stock shall be canceled by operation of such combination.

         SECTION 12.       CERTIFICATE OF ADJUSTED NUMBER OF SHARES.

         Whenever an adjustment is made as provided in Section 11 or Section 13 hereof, the Company shall promptly:

                  (a) prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment,

                  (b) file with the Rights Agent, and with each transfer agent for the Common Stock, a copy of such certificate, and

                  (c) mail a brief summary thereof to each holder of Rights in accordance with Section 26 hereof.

         The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such certificate.

         SECTION 13. CONSOLIDATION, MERGER, SHARE EXCHANGE OR SALE OR TRANSFER OF ASSETS OR EARNING POWER.

                  (a) In the event that, following the Initial Distribution Date, directly or indirectly:

                           (i) the Company shall consolidate with, or merge with and into, any other Person other than a consolidation with, or merger with and into, a wholly-owned Subsidiary, and the Company shall not be the continuing or surviving corporation of such consolidation or merger;

                           (ii) any Person shall consolidate with, or merge with or into, the Company, or engage in a share exchange with the Company, and the Company shall be the continuing or surviving corporation of such consolidation, merger or share exchange and, in connection with such consolidation, merger or share exchange, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person (or of the Company) or cash or any other property; or

                           (iii)    the Company shall sell or otherwise
                  transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or one or more of its wholly-owned Subsidiaries);

then, and in each such case, promptly following the occurrence of each such
Section 13 Event, proper provision shall be made so that:

                                    (A)      each holder of a Right, except as
                           provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly issued, fully paid, non-assessable and freely tradeable shares of Common Stock of the Principal Party (as such term is defined in Section 1(y) hereof), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the product of eight times the result obtained by dividing the Current Market Price of a share of Common Stock as of the date immediately preceding the first public announcement of such Section 13 Event by the Current Market Price of a share of Common Stock of the Principal Party on such announcement date multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding on the Stock Acquisition Date with respect to such Right, and the denominator of which is the number of shares of Common Stock that are not Beneficially Owned by the Acquiring Person or its Affiliates or Associates, provided, however, that the Purchase Price and the number of shares of Common Stock of such Principal Party issuable upon the exercise of each Right shall be further adjusted as provided in Section 11(d) of this Agreement to reflect any events occurring in respect of such Principal Party after the date of such Section 13 Event;

                                    (B)      such Principal Party shall
                           thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement;

                                    (C)      the term "Company" shall
                           thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event;

                                    (D)      such Principal Party shall take
                           such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with Section 9 hereof) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights, provided that, upon the subsequent occurrence of any merger, consolidation, share exchange, sale or transfer of assets or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon Exercise of a Right and payment of the Purchase Price as provided in this Section 13(a), such cash, shares, rights, dividends, warrants and other property which such holder would have been entitled to receive had such holder, at the time of such transaction, owned the Common Stock of the Principal Party receivable upon the exercise of a Right pursuant to this Section 13(a); and

                                    (E)      the provisions of Section
                           11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event, except as they apply to determination of the Purchase Price.

                  (b) The Company shall not consummate any such consolidation, merger, share exchange, sale or transfer unless prior thereto the Company and the Principal Party shall have exercised and delivered to the Rights Agent an agreement confirming that the requirements of Sections 13(a) and (b) hereof shall promptly be performed in accordance with their terms, that the Principal Party has a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraph (a) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger, share exchange or sale of assets mentioned in paragraph (a) of this Section 13, the Principal Party will:

                           (i) prepare and file a registration statement under the Securities Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to:

                                    (A)      become effective as soon as
                           practicable after such filing, and

                                    (B)      remain effective (with a
                           prospectus at all times meeting the requirements of the Securities Act) until the Final Expiration Date;

                           (ii) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the Blue Sky laws of such jurisdictions as may be necessary or appropriate;

                           (iii) use its best efforts, if the Common Stock of the Principal Party shall be listed or admitted to trading on any national securities exchange or NASDAQ, to list or admit to trading (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on such securities exchange or NASDAQ, or, if the Common Stock of the Principal Party shall not be listed or admitted to trading on any such national securities exchange or NASDAQ, to cause the Rights and the securities receivable upon exercise of the Rights to be reported by such other system then in use;

                           (iv) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act; and

                           (v) obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.

                  (c) The provisions of this Section 13 shall similarly apply to successive mergers, consolidations, share exchanges or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Stock Acquisition Date, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a) hereof.

                  (d) In case the Principal Party has any provision in any of its authorized securities or in its certificate or articles of incorporation or bylaws or other instrument governing its corporate affairs, which provision would have the effect of:

                           (i) causing such Principal Party to issue (other than to holders of Rights pursuant to this Section
                  13), in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock of such Principal Party at less than the then Current Market Price per share thereof (determined pursuant to Section 1(i) hereof) or securities exercisable for, or convertible into, Common Stock of such Principal Party at less than such then Current Market Price; or

                           (ii) providing for any special payment, tax or similar provision in connection with the issuance of the Common Stock of such Principal Party pursuant to the provisions of this Section 13;

then, in such event, the Company hereby agrees with each holder of Rights that it shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

                  (e) The Company covenants and agrees that it shall not, at any time after a Person becomes an Acquiring Person, enter into any transaction of the type contemplated by (i) - (iii) of Section 13(a) hereof if
(x) at the time of or immediately after such consolidation, merger, share exchange, sale, transfer or other transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (y) prior to, simultaneously with or immediately after such consolidation, merger, share exchange, sale, transfer or other transaction, the shareholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates or (z) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights.

         SECTION 14.       FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

                  (a) The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

                  (b) The Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Common Stock. For purposes of this Section 14(b), the current market value of one share of Common Stock shall be the Closing Price of one share of Common Stock (as determined pursuant to Section 1(i) hereof) for the Trading Day immediately prior to the date of such exercise.

                  (c) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

         SECTION 15.       RIGHTS OF ACTION.

         All rights of action in respect of this Agreement, other than rights of action given to the Rights Agent pursuant to Section 18 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the respective Distribution Dates, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the respective Distribution Dates, the registered holders of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the respective Distribution Dates, the registered holders of the Common Stock), in his own behalf and for his own benefit, may enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate (or, prior to the respective Distribution Dates, such Common Stock) in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

         SECTION 16.       AGREEMENT OF RIGHTS HOLDERS.

         Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                  (a) prior to the Initial Distribution Date, the Initial Rights will be transferable only in connection with the transfer of shares of Common Stock to which the Initial Rights relate and prior to a Subsequent Distribution Date, Subsequent Rights will be transferable only in connection with the transfer of shares of Common Stock to which the Subsequent Rights relate or Previous Rights that have not been exercised;

                  (b) after a Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or agency of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

                  (c) subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Initial Distribution Date with respect to the Initial Rights and a Subsequent Distribution Date with respect to Subsequent Rights, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

                  (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its reasonable best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as practicable.

         SECTION 17.       RIGHTS CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER.

         No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of shares of Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Rights or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

         SECTION 18.         CONCERNING THE RIGHTS AGENT.

                  (a) The Company agrees to pay in a timely manner to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any losses, expenses, claims, damages or liabilities, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement and performance hereunder, including, without limitation, the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly, and will promptly reimburse the Rights Agent for any legal or other expenses reasonably incurred in investigating or defending any such loss, expense, claim, damage or liability.

                  (b) The Rights Agent shall be protected by the indemnity provided by this Section 18 and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons or otherwise upon the advice of counsel as set forth in Section 20 of this Agreement.

         SECTION 19.       MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS
AGENT.

                  (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

                  (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

         SECTION 20.       DUTIES OF RIGHTS AGENT.

         The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

                  (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                  (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of Current Market Price) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, the Chief Executive Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                  (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for a loss which is a result of or caused by its own gross negligence, bad faith or willful misconduct.

                  (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals maintained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

                  (e) The Rights Agent shall not be under any responsibility in respect of the validity or legality of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or legality or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or Section 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt of the certificate described in Section 12 hereof setting forth any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock will, when so issued, be validly authorized and issued, fully paid and non-assessable.

                  (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                  (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any Person reasonably believed by the Rights Agent to be one of the Chairman of the Board, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer or Controller of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable to the Company or the holder of any Rights Certificate or any shareholder of the Company for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

                  (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or its Subsidiaries or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or its Subsidiaries or for any other legal entity.

                  (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; provided, however, reasonable care was exercised in the selection and continued employment thereof.

                  (j) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed to certify or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

         SECTION 21.       CHANGE OF RIGHTS AGENT.

         The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company, and to each transfer agent of the Common Stock, by registered or certified mail, and, following any Distribution Date, to the holders of the Rights Certificates then outstanding by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock, by registered or certified mail, and, following any Distribution Date, to the holders of the Rights Certificates then outstanding by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty
(30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or of any state, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an affiliate of a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock, and, following any Distribution Date, mail a notice thereof in writing to the registered holders of the then outstanding Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         SECTION 22.       ISSUANCE OF NEW RIGHTS CERTIFICATES.

         Notwithstanding any of the provisions of this Agreement or of the Rights Certificate to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price or the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Initial Distribution Date in the case of the Initial Rights and a Subsequent Distribution Date in the case of Subsequent Rights and, in each case, prior to the earlier of the redemption or expiration of the respective Rights, the Company:

                  (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, or upon a contractual obligation of the Company in each case existing prior to the Initial Distribution Date in the case of the Initial Rights and a Subsequent Distribution Date in the case of Subsequent Rights;

                  (b) shall, with respect to shares issuable upon exercise of Previous Rights; and

                  (c) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that:

                           (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued;

                           (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustments shall otherwise have been made in lieu of the issuance thereof; and

                           (iii) any Subsequent Rights Certificate issued with respect to shares issuable upon exercise of Previous Rights may provide that such Subsequent Rights are only exercisable upon exercise of Previous Rights.

         SECTION 23.       REDEMPTION AND TERMINATION.

                  (a) The Board of Directors of the Company may, at its option, at any time prior to the Close of Business on the tenth Business Day following the Initial Stock Acquisition Date, redeem all but not less than all of the then outstanding Initial Rights (other than Rights that have become void pursuant to the provisions of Section 7(e) hereof) at a redemption price of $.0001 per Right (the "Redemption Price"), as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof; and the Board of Directors may, at its option, at any time prior to the Close of Business on the tenth Business Day following a Subsequent Stock Acquisition Date redeem all but not less than all of the then outstanding Subsequent Rights (other than Rights that have become void pursuant to the provisions of Section 7(e) hereof) at the Redemption Price as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof. Notwithstanding anything contained in this Agreement to the contrary, Rights shall not be exercisable until such time as the Company's right of redemption therefor has expired.

                  (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to Paragraph (a) of this Section 23 (or at such later time as the Board of Directors may establish for the effectiveness of such redemption), evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights to be redeemed will terminate and the only right thereafter of the holders of such Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors ordering the redemption of Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights to be redeemed by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent and, where rights are represented by certificates for Common Stock, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the number of Rights to be redeemed and the method by which the payment of the Redemption Price will be made. The failure to give, or any defect in, any such notice shall not affect the validity of such redemption.

         SECTION 24.       EXCHANGE.

                  (a) The Board of Directors of the Company may, at its option, at any time and from time to time after any person first becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right or, if the Company does not have a sufficient number of authorized and not outstanding shares of Common Stock for issuance upon exchange at such ratio, such other exchange ratio as the Board of Directors shall determine (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after (i) any Acquiring Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of shares of Common Stock aggregating 50% or more of the shares of Common Stock then outstanding or
(ii) the occurrence of an event specified in Section 13(a) hereof.

                  (b) Immediately upon the action of the Board of Directors of this Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further notice, the right to exercise such Rights shall terminate and the only right thereafter a holder of such Rights shall have shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all of the holders of the Rights so exchanged at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

                  (c) In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, or that any regulatory actions or approvals are necessary in connection therewith, the Company may, in its discretion, take such actions or seek such approvals as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights. In the event that the Company shall, after good faith effort, be unable to take such actions or obtain such approvals as may be necessary to authorize such additional shares of Common Stock, the Company shall substitute, to the extent of such insufficiency, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, a number of units of Common Stock Equivalents as defined in Section 1(h) hereof, cash or other assets of the Company equal to the Current Market Price of one share of Common Stock (determined pursuant to Section 1(i) hereof) as of the date of issuance of such Common Stock Equivalents or fractions thereof.

                  (d) The Company shall not, in connection with any exchange pursuant to this Section 24, be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this paragraph (d), the current market value of a whole share of Common Stock shall be the Closing Price of a share of Common Stock (as determined pursuant to the second sentence of Section 1(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

         SECTION 25.       NOTICE OF CERTAIN EVENTS.

                  (a) In case the Company shall propose, at any time after the Initial Distribution Date:

                           (i) to pay any dividend payable in stock of any class to the holders of the Common Stock;

                           (ii) to offer to the holders of Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options;

                           (iii) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision of outstanding shares of Common Stock); or

                           (iv) to effect any liquidation, dissolution or winding up of the Company,

then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, reclassification or the date on which such liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the shares of Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the shares of Common Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Common Stock, whichever shall be the earlier.

                  (b) In case any of the events set forth in Section 11(a)(ii) or Section 13 hereof shall occur, then, in any such case, the Company shall, as soon as practicable thereafter, give to each holder of a Rights Certificate (or if occurring prior to the Initial Distribution Date in the case of the Initial Rights and a Subsequent Distribution Date in the case of Subsequent Rights, the holders of the Common Stock), to the extent feasible and in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Sections 11(a)(ii) and 13 hereof.

         SECTION 26.       NOTICES.

         Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                  AtheroGenics, Inc.
                  8995 Westside Parkway
                  Alpharetta, GA 30004
                  Attention:  President and Chief Executive Officer

                  with a copy to:

                  Long Aldridge & Norman LLP
                  303 Peachtree Street, Suite 5300
                  Atlanta, GA 30308
                  Attention:  Leonard A. Silverstein, Esq.

         Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                  American Stock Transfer & Trust Company
                  59 Maiden Lane
                  New York, N.Y. 10038
                  Attention:  Karen Lazar

         Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Initial Distribution Date in the case of the Initial Rights and a Subsequent Distribution Date in the case of Subsequent Rights, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company, in the case of Rights represented by certificates for Common Stock, and on the registry books of the Rights Agent, in the case of Rights represented by Rights Certificates.

         SECTION 27.       SUPPLEMENTS AND AMENDMENTS.

         Subject to the last sentence of this Section 27 and subject to the next sentence herein, at any time prior to the Close of Business on the tenth Business Day following the Initial Stock Acquisition Date and thereafter for so long as the Initial Rights are redeemable, the Company may in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of the holders of any Rights. Subject to the last sentence of this
Section 27, at any time after the Close of Business on the tenth Business Day following a Stock Acquisition Date, if no Person is a Beneficial Owner of 15% or more of the then-outstanding Common Stock of the Company, then the Company may in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of the holders of any Rights; provided, however, that any such supplement or amendment approved after a Stock Acquisition Date pursuant to this sentence shall apply only to Rights distributed thereafter. Except as provided in the preceding sentence, at any time when the Rights are no longer redeemable, and subject to the last sentence of this Section 27, the Company may in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of Rights Certificates in order:

                  (a)      to cure any ambiguity;

                  (b) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein;

                  (c) to shorten or lengthen any time period hereunder, provided, however, that except as expressly provided in this Agreement, the period during which the Company may redeem the Rights may not be extended; or

                  (d) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person, or an Affiliate or Associate of any such Acquiring Person); provided, this Agreement may not be supplemented or amended to lengthen:

                           (i) a time period relating to when the Rights may be redeemed if at the time of such supplement or amendment the respective Rights are not then redeemable; or

                           (ii)     any other time period unless such
                  lengthening is for the purpose of (A) protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of the Rights (other than an Acquiring Person, or an Affiliate or Associate of any such Acquiring Person) or (B) protecting or enhancing the rights of, and/or the benefits to, the holders of Common Stock (other than an Acquiring Person, or an Affiliate or Associate of any such Acquiring Person).

Upon the delivery of a certificate that is signed by an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, which certificate shall be conclusive evidence of compliance with this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price.

         SECTION 28.       SUCCESSORS.

         All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         SECTION 29.       DETERMINATIONS AND ACTIONS BY THE BOARD OF
DIRECTORS, ETC.

         For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act; provided, however, that such calculation shall not include shares that the holder of Common Stock or a Rights Certificate has the right to acquire. The Board of Directors of the Company (or, where specifically provided for herein, certain specified members thereof) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to:

                  (a)      interpret the provisions of this Agreement; and

                  (b) make all determinations deemed necessary or advisable for the administration of this Agreement (including, but not limited to, a determination to redeem or not redeem the Rights or to amend the Agreement).

All such actions, calculations, interpretations and determinations (including, for purposes of clause (c) below, all omissions with respect to the foregoing) which are done or made by the Board (or, where specifically provided for herein, by certain specified members thereof) in good faith, shall:

                  (c) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties; and

                  (d) not subject the Board or such specified members thereof to any liability to the holders of the Rights.

         SECTION 30.       BENEFITS OF THIS AGREEMENT.

         Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Initial Distribution Date in the case of the Initial Rights and a Subsequent Distribution Date in the case of Subsequent Rights, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Initial Distribution Date in the case of the Initial Rights and a Subsequent Distribution Date in the case of Subsequent Rights, registered holders of the Common Stock).

         SECTION 31.       SEVERABILITY.

         If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business of the twentieth day following the date of such determination by the Board of Directors.

         SECTION 32.       GOVERNING LAW.

         This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Georgia and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and to be performed entirely within such State.

         SECTION 33.       COUNTERPARTS.

         This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         SECTION 34.       DESCRIPTIVE HEADINGS.

         Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.


                           (Signatures on next page.)

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the date and year first above written.


Attest:                                   ATHEROGENICS, INC.

By: /s/ MARK P. COLONNESE                 By: /s/ RUSSELL M. MEDFORD
   ----------------------------------        ----------------------------------
Name:   MARK P. COLONNESE                 Name: RUSSELL M. MEDFORD, M.D., PH.D.
     --------------------------------          --------------------------------
Title   Secretary                         Title: President and Chief Executive
     --------------------------------           -------------------------------
                                                 Officer
                                                -------------------------------

Attest:                                   AMERICAN STOCK TRANSFER & TRUST
                                          COMPANY

By: /s/ SUSAN SILBER                     By:  /s/ HERBERT J. LEMMER
   ----------------------------------        ----------------------------------
Name:   SUSAN SILBER                      Name:  HERBERT J. LEMMER
     --------------------------------          --------------------------------
Title   Assistant Secretary               Title: Vice President
     --------------------------------           -------------------------------

                                   EXHIBIT A

                      [Form of Initial Rights Certificate]

Certificate No. __                                                  ____ Rights

NOT EXERCISABLE AFTER NOVEMBER 8, 2011 OR EARLIER IF REDEEMED BY ATHEROGENICS, INC. (THE "COMPANY"). THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.0001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT BETWEEN ATHEROGENICS, INC. AND AMERICAN STOCK TRANSFER & TRUST COMPANY (THE "RIGHTS AGENT") DATED AS OF NOVEMBER 9, 2001, AS AMENDED FROM TIME TO TIME (THE "RIGHTS AGREEMENT"), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN
SECTION 7(e) OF SUCH AGREEMENT.]*

THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN SUBSEQUENT RIGHTS AS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. THE COMPANY WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT, AS IN EFFECT ON THE DATE OF MAILING, WITHOUT CHARGE PROMPTLY AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON, OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BECOME NULL AND VOID.

                           Initial Rights Certificate
                               AtheroGenics, Inc.

         This certifies that ________________________________, or registered assigns, is the registered owner of the number of Rights set forth set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of November 9, 2001 (the "Rights Agreement"), between AtheroGenics, Inc., a Georgia corporation (the "Company"), and American Stock Transfer & Trust Company, a New York corporation (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 P.M. (Atlanta, Georgia time) on November 8, 2011 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, a number of shares of Common Stock (the "Common Stock") of the Company equal to eight shares of Common Stock multiplied


---------
* The portion of the legend in brackets shall be inserted only if applicable, shall be modified to apply to an Acquiring Person as applicable, and shall replace the preceding sentence.

by a fraction, the numerator of which is the number of shares of Common Stock outstanding on the Stock Acquisition Date, and the denominator of which is the number of shares of Common Stock outstanding on the Stock Acquisition Date that are not beneficially owned by an Acquiring Person or its Affiliates or Associates, at a purchase price per share equal to twenty percent (20%) of the Current Market Price of the Common Stock on the Stock Acquisition Date (the "Purchase Price"), as those terms are defined in Section 1 of the Rights Agreement, upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed, and the tender of the Purchase Price, which may be paid in cash or by certified bank check or money order payable to the Company. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of __________________________, based upon the Common Stock as constituted at such date.

         These rights shall only become exercisable after the Close of Business on the tenth Business Day following the Initial Stock Acquisition Date, if the Rights evidenced by this Certificate are beneficially owned by a person other than (i) an Acquiring Person or an Affiliate or Associate of any such Person,
(ii) a transferee of any such Acquiring Person, Associate or Affiliate, or
(iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, an Affiliate or Associate of any such Person. If the Rights are beneficially owned by any of the Persons specified in clauses (i), (ii) or (iii) of the preceding sentence, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the Initial Stock Acquisition Date.

         As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Common Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

         In accordance with Section 3 of the Rights Agreement, this Rights Certificate may evidence and entitle the holder hereof to certain Subsequent Rights. Such Subsequent Rights shall attach to this Rights Certificate, to the extent the Rights represented herein are not exercised, until a Subsequent Distribution Date, at which time the Subsequent Rights shall be evidenced by a Subsequent Rights Certificate. Such Subsequent Rights cannot be exercised by the holder thereof until such holder has exercised the Rights represented by this Rights Certificate to which such Subsequent Rights were attached.

         This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by this reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company, the members of the Board of Directors of the Company, and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Company.

         This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Common Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Rights Certificate may be redeemed by the Company at its option at a redemption price of $.0001 per Right at any time prior to the earlier of the Close of Business on (i) the tenth Business Day after the Initial Stock Acquisition Date, and (ii) the Final Expiration Date. To the extent that this Rights Certificate represents any Subsequent Rights, such Subsequent Rights may be redeemed by the Company at its option at a redemption price of $.0001 per Right at any time prior to the earlier of the Close of Business on (i) the tenth Business Day after a Subsequent Stock Acquisition Date and (ii) the Final Expiration Date.

         No fractional shares of Common Stock will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

         All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Rights Agreement.

         This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signatures of the proper officers of the Company and its corporate seal.

         Dated as of                    20
                     -------------  --,   --



                                             ATHEROGENICS, INC.

                                             By:
                                                -------------------------------
                                                Name:
                                                     --------------------------
                                                Title:
                                                      -------------------------

                                                      [CORPORATE SEAL]


ATTEST:

By:
   -------------------------------
   Name:
        --------------------------
   Title:
         -------------------------


COUNTERSIGNED:
                                             AMERICAN STOCK TRANSFER &
                                             TRUST COMPANY

                                             By:
                                                -------------------------------
                                                Name:
                                                     --------------------------
                                                Title:
                                                      -------------------------


ATTEST:

By:
   -------------------------------
   Name:
        --------------------------
   Title:
         -------------------------

              [Form of Reverse Side of Initial Rights Certificate]
                               FORM OF ASSIGNMENT

       (To be executed by the registered holder if such holder desires to transfer the Rights Certificate)

FOR VALUE RECEIVED _____________________________________________  hereby sells,

assigns and transfers unto ____________________________________________________

_______________________________________________________________________________
(Please print name and address of transferee)

_______________________________________________________________________________
this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.


Dated:              , 20
      -------------     ----


                                             ----------------------------------
                                             Signature
Signature Guaranteed:


                                  Certificate

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person, an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement); and

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person, an Affiliate or Associate of any such Person.

Dated:              , 20
      -------------     ----                 ----------------------------------
                                             Signature

Signature Guaranteed:


                                     NOTICE

         The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE
              (To be executed if holder desires to exercise Rights
                    represented by the Rights Certificate)

To:      ATHEROGENICS, INC.

         The undersigned hereby irrevocably elects to exercise _____ Rights represented by this Rights Certificate to purchase the shares of Common Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other Person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

                              -------------------------------------------------

Please insert social security
or other identifying number:
                              -------------------------------------------------

-------------------------------------------------------------------------------
(Please print name and address)


-------------------------------------------------------------------------------

         If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:


                              -------------------------------------------------

Please insert social security
or other identifying number:
                              -------------------------------------------------

-------------------------------------------------------------------------------
(Please print name and address)


-------------------------------------------------------------------------------


Dated:              , 20
      -------------     ----


                                             ----------------------------------
                                             Signature

                                  Certificate

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person, an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement); and

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person, an Affiliate or Associate of any such Person.


Dated:              , 20
      -------------     ----


                                             ----------------------------------
                                             Signature

Signature Guaranteed:


                                     NOTICE

         The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                   EXHIBIT B

                    [Form of Subsequent Rights Certificate]

Certificate No. __                                                  ____ Rights

NOT EXERCISABLE AFTER NOVEMBER 8, 2011 OR EARLIER IF REDEEMED BY ATHEROGENICS, INC. (THE "COMPANY"). THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.0001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT BETWEEN ATHEROGENICS, INC. AND AMERICAN STOCK TRANSFER & TRUST COMPANY (THE "RIGHTS AGENT") DATED AS OF NOVEMBER 9, 2001, AS AMENDED FROM TIME TO TIME (THE "RIGHTS AGREEMENT"), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN
SECTION 7(e) OF SUCH AGREEMENT.]*

THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN SUBSEQUENT RIGHTS AS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. THE COMPANY WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT, AS IN EFFECT ON THE DATE OF MAILING, WITHOUT CHARGE PROMPTLY AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON, OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BECOME NULL AND VOID.

                         Subsequent Rights Certificate
                               AtheroGenics, Inc.

         This certifies that ________________________________, or registered assigns, is the registered owner of the number of Subsequent Rights set forth set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of November 9, 2001 (the "Rights Agreement"), between AtheroGenics, Inc., a Georgia corporation (the "Company"), and American Stock Transfer & Trust Company, a New York Corporation (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 P.M. (Atlanta, Georgia time) on November 8, 2011 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, a number of shares of Common Stock (the "Common Stock") of the Company equal to eight shares of Common Stock multiplied by a fraction, the numerator of which is the number of shares of Common Stock


---------
* The portion of the legend in brackets shall be inserted only if applicable, shall be modified to apply to an Acquiring Person as applicable, and shall replace the preceding sentence.

outstanding on the Subsequent Stock Acquisition Date, and the denominator of which is the number of shares of Common Stock outstanding on such Subsequent Stock Acquisition Date that are not beneficially owned by an Acquiring Person or its Affiliates or Associates, at a purchase price per share equal to twenty percent (20%) of the Current Market Price of the Common Stock on the Subsequent Stock Acquisition Date (the "Purchase Price"), as those terms are defined in
Section 1 of the Rights Agreement, upon presentation and surrender of this Subsequent Rights Certificate with the Form of Election to Purchase and related Certificate duly executed, and the tender of the Purchase Price; provided, however, that if any of the Subsequent Rights represented by this Subsequent Rights Certificate have been issued with respect to outstanding and unexercised Previous Rights, the holder of such Subsequent Rights must exercise the Previous Rights prior to or concurrently with the exercise of such Subsequent Rights. The Purchase Price may be paid in cash or by certified bank check or money order payable to the Company. The number of Subsequent Rights evidenced by this Subsequent Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of __________________________, based upon the Common Stock as constituted at such date.

         These rights shall only become exercisable after the Close of Business on the tenth Business Day following a Subsequent Stock Acquisition Date, if the Subsequent Rights evidenced by this Subsequent Rights Certificate are beneficially owned by a person other than (i) an Acquiring Person or an Affiliate or Associate of any such Person, (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, an Affiliate or Associate of any such Person. If the Subsequent Rights are beneficially owned by any of the Persons specified in clauses (i), (ii) or (iii) of the preceding sentence, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the Subsequent Stock Acquisition Date.

         As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Common Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Subsequent Rights Certificate are subject to modification and adjustment upon the happening of certain events.

         In accordance with Section 3 of the Rights Agreement, this Subsequent Rights Certificate may evidence and entitle the holder hereof to certain additional Subsequent Rights. Such additional Subsequent Rights shall attach to this Subsequent Rights Certificate, to the extent the Rights represented herein are not exercised, until a new Subsequent Distribution Date, at which time the additional Subsequent Rights shall be evidenced by a separate Subsequent Rights Certificate. Such additional Subsequent Rights cannot be exercised by the holder thereof until such holder has exercised the Subsequent Rights represented by this Subsequent Rights Certificate to which such additional Subsequent Rights were attached.

         This Subsequent Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by this reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company, the members of the Board of Directors of the Company, and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Company.

         This Subsequent Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Common Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Subsequent Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Subsequent Rights evidenced by this Subsequent Rights Certificate may be redeemed by the Company at its option at a redemption price of $.0001 per right at any time prior to the earlier of the Close of Business on (i) the tenth Business Day after the Subsequent Stock Acquisition Date with respect to such Subsequent Rights, and (ii) the Final Expiration Date. To the extent that this Subsequent Rights Certificate represents any additional Subsequent Rights, such additional Subsequent Rights may be redeemed by the Company at its option at a redemption price of $.0001 per Right at any time prior to the earlier of the Close of Business on (i) the tenth Business Day after a new Subsequent Stock Acquisition Date and (ii) the Final Expiration Date.

         No fractional shares of Common Stock will be issued upon the exercise of any Subsequent Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Subsequent Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Subsequent Right or Rights evidenced by this Subsequent Rights Certificate shall have been exercised as provided in the Rights Agreement.

         All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Rights Agreement.

         This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signatures of the proper officers of the Company and its corporate seal.

         Dated as of                , 20
                     ------------ --  ----


                                             ATHEROGENICS, INC.

                                             By:
                                                -------------------------------
                                                Name:
                                                     --------------------------
                                                Title:
                                                      -------------------------

                                                      [CORPORATE SEAL]


ATTEST:

By:
   -------------------------------
   Name:
        --------------------------
   Title:
         -------------------------


COUNTERSIGNED:
                                             AMERICAN STOCK TRANSFER &
                                             TRUST COMPANY

                                             By:
                                                -------------------------------
                                                Name:
                                                     --------------------------
                                                Title:
                                                      -------------------------


ATTEST:

By:
   -------------------------------
   Name:
        --------------------------
   Title:
         -------------------------

            [Form of Reverse Side of Subsequent Rights Certificate]
                               FORM OF ASSIGNMENT

       (To be executed by the registered holder if such holder desires to transfer the Subsequent Rights Certificate)


FOR VALUE RECEIVED _____________________________________________  hereby sells,

assigns and transfers unto ____________________________________________________

_______________________________________________________________________________
(Please print name and address of transferee)


________________________________________________________________________________
this Subsequent Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
_________________________ Attorney, to transfer the within Subsequent Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:              , 20
      -------------     ----


                                             ----------------------------------
                                             Signature


Signature Guaranteed:

                                  Certificate

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) this Subsequent Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person, an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement); and

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Subsequent Rights evidenced by this Subsequent Rights Certificate from any Person who is, was or subsequently became an Acquiring Person, an Affiliate or Associate of any such Person.

Dated:              , 20
      -------------     ----


                                             ----------------------------------
                                             Signature


Signature Guaranteed:


                                     NOTICE

         The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Subsequent Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE
        (To be executed if holder desires to exercise Subsequent Rights represented by the Subsequent Rights Certificate)


To:      ATHEROGENICS, INC.

         The undersigned hereby irrevocably elects to exercise _____ Rights represented by this Subsequent Rights Certificate to purchase the shares of Common Stock issuable upon the exercise of the Subsequent Rights (or such other securities of the Company or of any other Person which may be issuable upon the exercise of the Subsequent Rights) and requests that certificates for such shares be issued in the name of and delivered to:

                              -------------------------------------------------

Please insert social security
or other identifying number:
                              -------------------------------------------------

-------------------------------------------------------------------------------
(Please print name and address)


-------------------------------------------------------------------------------

         If such number of Subsequent Rights shall not be all the Subsequent Rights evidenced by this Subsequent Rights Certificate, a new Subsequent Rights Certificate for the balance of such Subsequent Rights shall be registered in the name of and delivered to:


                              -------------------------------------------------

Please insert social security
or other identifying number:
                              -------------------------------------------------

-------------------------------------------------------------------------------
(Please print name and address)


-------------------------------------------------------------------------------


Dated:              , 20
      -------------     ----


                                             ----------------------------------
                                             Signature

                                  Certificate

         The undersigned hereby certifies that (check the box, where appropriate):

         (1) the Subsequent Rights evidenced by this Subsequent Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person, an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement);

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Subsequent Rights evidenced by this Subsequent Rights Certificate from any Person who is, was or subsequently became an Acquiring Person, an Affiliate or Associate of any such Person; and

         (3) to the extent the Subsequent Rights being exercised were issued with respect to Previous Rights, such Previous Rights have been and/or are concurrently being exercised.

Dated:              , 20
      -------------     ----


                                             ----------------------------------
                                             Signature


Signature Guaranteed:

                                     NOTICE

         The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Subsequent Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                   EXHIBIT C

                   SUMMARY OF RIGHTS TO PURCHASE COMMON STOCK

On November 9, 2001, the Board of Directors of AtheroGenics declared a dividend distribution of one "Right" for each outstanding share of common stock to shareholders of record at the close of business on November 19, 2001. Each "Right" includes an "Initial Right" and "Subsequent Rights," each of which entitles the registered holder to purchase from AtheroGenics a number of shares of common stock equal to eight shares of common stock multiplied by a fraction, the numerator of which is the number of shares of common stock outstanding on the "Initial Stock Acquisition Date" in the case of the Initial Rights and a "Subsequent Stock Acquisition Date" in the case of Subsequent Rights, and the denominator of which is the number of shares of common stock outstanding on the respective Stock Acquisition Date that are not beneficially owned by an "Acquiring Person" or its affiliates or associates. The purchase price for each share of common stock is 20% of Current Market Price for such stock, measured as of the respective Stock Acquisition Date. The description and terms of the Rights are set forth in a Rights Agreement between AtheroGenics and American Stock Transfer & Trust Company, as Rights Agent dated as of November 9, 2001.

Until the Rights are triggered, they are evidenced by the certificates representing the shares of AtheroGenics common stock. Initial Rights are triggered upon the earlier to occur of (i) 10 business days following a public announcement that a person or a group of affiliated or associated persons has acquired beneficial ownership of 15% or more of the outstanding shares of AtheroGenics common stock, (ii) 10 business days following the date on which the Board of Directors first learns that such a person or group has acquired beneficial ownership of 15% or more of the outstanding common stock, or (iii) 10 business days following the commencement of a tender offer or an exchange offer that would result in a person or group beneficially owning 15% or more of such outstanding shares of common stock (the earlier of such dates being called the "Initial Distribution Date"). Subsequent Rights are triggered after a previous Distribution Date upon the earlier to occur of (i) 10 business days following a public announcement that a person or a group of affiliated or associated persons has acquired beneficial ownership of 15% or more of the outstanding shares of AtheroGenics common stock, (ii) 10 business days following the date on which the Board of Directors first learns that such a person or group has acquired beneficial ownership of 15% or more of the outstanding common stock, (iii) 10 business days following the commencement of a new tender offer or exchange offer that would result in such a person or group beneficially owning 15% or more of such outstanding shares of common stock, or (iv) 10 business days following the date upon which a person or a group of affiliated or associated persons who previously had acquired and still retains beneficial ownership of 15% or more of the outstanding shares of common stock of AtheroGenics acquires an additional 10% or more of the outstanding shares of common stock (the earlier of such dates being called a "Subsequent Distribution Date"). Subsequent Rights can be triggered any number of times following previous Distribution Dates and prior to the redemption of the Rights. The person or group triggering the Subsequent Rights need not be the same person or group who triggered the previous Rights. Any person who is the beneficial owner or 17% or more of our common stock on November 9, 2001, however, will not be deemed an Acquiring Person and therefore will not trigger the Rights unless that person subsequently becomes the beneficial owner of an aggregate of 20% or more of our common stock.

Until the Initial Distribution Date, (i) the Rights will be evidenced by the common stock certificates and will be transferred only with such common stock certificates, (ii) new common stock certificates issued after November 19, 2001 will contain a notation incorporating the Rights Agreement by reference and
(iii) the surrender for transfer of any certificates for common stock will also constitute the transfer of the Rights associated with the common stock represented by such certificate. Following the Initial Distribution Date and until a Subsequent Distribution Date, (i) Subsequent Rights will be evidenced by the common stock certificates and by previously issued Rights Certificates with respect to those Rights that remain unexercised at a Subsequent Distribution Date, and will be transferred only with such common stock certificates or previously issued Rights Certificates, (ii) new common stock certificates issued after November 19, 2001 will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for common stock or previously issued Rights Certificates will also constitute the transfer of the Rights associated with the common stock represented by such certificate or with that previously issued Rights Certificate.

The Rights are not exercisable until the Initial Stock Acquisition Date in the case of the Initial Rights and a Subsequent Stock Acquisition Date in the case of Subsequent Rights. The Rights will expire at the close of business on November 8, 2011, unless earlier redeemed by the Board as described below.

As soon as practicable after the respective Distribution Date, we will mail Rights Certificates evidencing the Initial Rights or the Subsequent Rights, as the case may be, to holders of record of the common stock, and, in the case of Subsequent Rights, holders of record of unexercised previously issued Rights Certificates, as of the close of business on the respective Distribution Date. Thereafter, the separate Rights Certificates alone will represent the respective Rights. Except as otherwise determined by the Board of Directors, only shares of common stock issued prior to the respective Distribution Date will be issued with Rights, provided, however, that Subsequent Rights also will be issued with the shares of common stock issuable upon exercise of Rights evidenced by previously issued Rights Certificates. These Subsequent Rights may not be exercised until the previous Rights are exercised.

If at any time a person causes an Initial Stock Acquisition Date or a Subsequent Stock Acquisition Date to occur (the "Acquiring Person"), following the close of business on the tenth business day after the respective Stock Acquisition Date each holder of a Right will thereafter have the right to receive, upon exercise, a number of shares of common stock equal to eight shares of common stock multiplied by a fraction, the numerator of which is the number of shares of common stock outstanding on the Stock Acquisition Date, and the denominator of which is the number of shares of common stock outstanding on the Stock Acquisition Date that are not beneficially owned by the Acquiring Person or its affiliates or associates. The price for the exercise of each Right shall be equal to (x) 20% of the Current Market Price of the common stock on the Stock Acquisition Date, multiplied by (y) the number of shares of common stock to be received upon exercise. Notwithstanding any of the foregoing, following the occurrence of any event which causes a Stock Acquisition Date, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

In the event that, at any time following the respective Stock Acquisition Date,
(i) we are acquired in a merger or other business combination in which we are not the surviving corporation, or (ii) all of our shares are acquired in a share exchange or we engage in a merger or consolidation in which all or part of our outstanding shares of common stock are changed into or exchanged for stock, other securities or assets of any other person or (iii) 50% or more of our assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) will thereafter have the right to receive, upon exercise, a number of shares of common stock of the acquiring company equal to the product of eight times the result obtained by dividing the current market price of our common stock by the current market price of the common stock of the acquiring corporation or, if such stock is not traded in public markets, of its parent corporation, multiplied by a fraction, the numerator of which is the number of shares of common stock outstanding on the Stock Acquisition Date with respect to the exercised Right and the denominator of which is the number of shares of common stock not owned by the Acquiring Person or its affiliates or associates. The purchase price will be calculated on the same basis as if the Rights holder were exercising a Right to purchase our common stock at that time.

With certain exceptions, the Rights Agreement does not require an adjustment in the purchase price until cumulative adjustments amount to at least 1% of the purchase price. We will not issue any fractional Rights, and, in lieu thereof, we will make an adjustment in cash based on the market price of the Rights on the last trading date prior to the date of adjustment. We will not issue fractional shares upon exercise of the Rights, and, in lieu thereof, we will make an adjustment in cash based on the market price of the common stock on the last trading date prior to the date of exercise.

In general, the Board of Directors may redeem the Initial Rights or the Subsequent Rights, at a price of $.0001 per Right, at any time before the close of business on the tenth business day following a respective Stock Acquisition Date with respect to the Rights (subject to extension under certain circumstances). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the holders of Rights to be redeemed will only be entitled to receive the $.0001 per Right redemption price.

Until a Right is exercised, the holder of that Right, as such, will have no rights as a shareholder of AtheroGenics, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to AtheroGenics, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for our common stock (or other consideration) or for common stock of an acquiring company as set forth above.

The Board of Directors may amend the provisions of the Rights Agreement prior to the close of business on the tenth business day following the Initial Stock Acquisition Date, in the case of the Initial Rights, and a Subsequent Stock Acquisition Date, in the case of Subsequent Rights. After such dates, the Board of Directors may amend the provisions of the Rights Agreement in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of

Rights, or to shorten or lengthen any time period under the Rights Agreement. However, the Board may not amend the Rights Agreement to adjust the time period governing redemption at any time that the Rights are not redeemable.

As of the close of business on November 9, 2001, 27,793,173 shares of our common stock were outstanding, and options and warrants to purchase an aggregate of 3,191,950 shares of our common stock were outstanding.

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire AtheroGenics in a manner which causes the Rights to become exercisable, unless the Board first approves the terms of an offer for all shares and redeems the Rights. The Rights, however, should not affect any prospective offeror willing to negotiate with the Board or willing to make an offer at a fair price and otherwise in the best interests of AtheroGenics and its shareholders, as determined by the Board. The Rights should not interfere with any merger or other business combination approved by the Board since the Board may, at its option, before the merger or business combination, redeem all, but not less than all, of the then-outstanding Rights at the redemption price or amend the Rights Agreement to permit the transaction.


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